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                                                                   Exhibit 4.6

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                          GREAT PLAINS ETHANOL, L.L.C.
                    A SOUTH DAKOTA LIMITED LIABILITY COMPANY

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                             SUBSCRIPTION AGREEMENT

Great Plains Ethanol, L.L.C.
C/o Brian Minish, Chief Executive Officer
P.O. Box 172
Lennox, SD  57039

Mr. Minish:

The undersigned is of legal age and hereby subscribes for One (1) Unit of Class D Capital Units of Great Plains Ethanol, L.L.C., a South Dakota limited liability company (the "Company"), as described in the Company's Operating Agreement. The undersigned hereby agrees to contribute $100 per Unit in cash payable upon execution of this Subscription Agreement. The undersigned's check shall be payable to "Great Plains Ethanol, L.L.C." The undersigned acknowledges and represents as follows:

     a. That the undersigned has received and carefully reviewed the Operating Agreement, business plan and all materials attached thereto and incorporated therein; and

     b. That the undersigned has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the prospective investment in the Company; and

     c. That the undersigned has obtained, to the extent the undersigned deems necessary, personal professional advice with respect to the risks inherent in investment in the Company, the suitability of the investment in light of the undersigned's financial condition and investment needs, and legal, tax and accounting matters; and

     d. That the undersigned understands that the operating results contemplated by the financial forecasts are based upon certain assumptions and events with respect to which the Company will have only partial or no control; and that because of the tax and business risks inherent in projects of this nature, no warranty is made or could be made that the amount of future income or loss of the Company will be the amount forecast in the financial forecasts.

     e. That the undersigned has been given access to full and complete information regarding the Company and has utilized such access to the undersigned's satisfaction.

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     f.   That the undersigned recognizes that an investment in the Company involves a certain degree of risk, that the purchase of a Membership Interest is a long-term investment, that transferability and sale of the Membership Interest is restricted in many ways as set out in the Operating Agreement and that in the event of disposition of the Membership Interest the undersigned could sustain a loss, either from an economic standpoint or as a result of income tax obligations or both.

     g. That the undersigned by executing this Subscription Agreement hereby agrees and promises to pay to the Company the amount set forth above in cash at the time of the execution of this Subscription Agreement.

     h. That the undersigned understands that this subscription is irrevocable and legally binding on the parties, and agrees to be bound by all the terms and conditions of the Operating Agreement, including, without limitation, those terms and conditions restricting transfer of the Membership Interest.

     i. That the undersigned acknowledges and understands that Broin Management, L.L.C., will be the Managing Member of the Company.

     j. That the undersigned acknowledges that he will be an initial member on the Company's Board of Managers and will serve in such capacity until the Company holds a special meeting of Members to elect a new Board of Managers subsequent to the completion of the offering of Class A Capital Units, Class B Capital Units and Class C Capital Units, or until resignation, disability or death.

     k. That the undersigned hereby acknowledges that upon the successful completion of the offering as defined in the Operating Agreement, the Class D Unit will automatically be converted to one Class C Capital Unit.

     l. The undersigned acknowledges that the undersigned is contractually obligated to pay his pro rata share of the offering costs including legal fees, accounting fees and consulting fees not to exceed $10,000, if the offering is terminated without raising the minimum offering proceeds.



DATED:  ______________, 2000.

(Signature for Corporate, Partnership,       (Signature for Individual
Trust, or other Entity Investor)             Investors)

_____________________________________        __________________________________
(Print Name of Entity)                       (Signature)

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By:___________________________________      Print:_____________________________
   (Signature)

Print Name:__________________________       ___________________________________
                                            (Signature of Joint Investor)

Title:_______________________________       Print Name of Joint Investor
                                            (if any):__________________________

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